Registration No._______


                     SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         ----------------------

                                FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                        -----------------------
                           CRIIMI MAE INC.
         (Exact name of registrant as specified in its charter)

                             Maryland
        (State or other jurisdiction of incorporation or organization)

                            52-1622022
               (I.R.S. Employer Identification No.)

         11200 Rockville Pike
         Rockville, Maryland                        20852
  (Address of principal executive offices)        (Zip Code)

                  STOCK OPTION PLAN FOR KEY EMPLOYEES
                        (Full title of the plan)

                         William B. Dockser
                       Chairman of the Board
                         CRIIMI MAE Inc.
                      11200 Rockville Pike
                    Rockville, Maryland  20852
               (Name and address of agent for service)

                          (301) 816-2300
       (Telephone number, including area code, of agent for service)

    The Commission is requested to send copies of all communications to:
                      Morris F. DeFeo, Jr., Esq.
                     Swidler & Berlin, Chartered
                   3000 K Street, N.W., Suite 300
                    Washington, D.C.  20007-5116
                           (202) 424-7500


                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                               Proposed       Proposed
  Title of         Amount      Maximum        Maximum       Amount of
  Securities        to be    Offering Price   Aggregate    Registration
to be Registered  Registered  Per Share(1)  Offering Price     Fee
---------------------------------------------------------------------------
Common Stock,
$.01 par value 500,000 shares  $16.125       $8,062,500     $2,443.18

(1)Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on June 16, 1997, as reported by the Wall Street Journal.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-00303 on Form S-8 as filed with the Securities and Exchange Commission on January 19, 1996, relating to the CRIIMI MAE Inc. 1995 Amended and Restated Stock Option Plan for Key Employees is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

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                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                            EXHIBIT SCHEDULE

ITEM 8.        EXHIBITS

               Exhibit No.       Description of Exhibit
               -----------       ----------------------

               Exhibit 4(c) Registrant's Amended and Restated Stock Option Plan for Key Employees

               Exhibit 5         Opinion of Swidler & Berlin, Chartered

               Exhibit 23.1 Consent of Swidler & Berlin, Chartered: included in Exhibit 5

               Exhibit 24.2      Consent of Arthur Andersen LLP

               Exhibit 24 Power of Attorney: included as part of the signature page to this Registration Statement


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 19th day of June, 1997.

                                    CRIIMI MAE INC.


                                    By:/s/ William B. Dockser
                                       ----------------------
                                       William B. Dockser
                                       Chairman of the Board


                         POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                              Date
---------                  -----                              -----
/s/ William B. Dockser     Chairman of the Board (Principal   June 19, 1997
----------------------     Executive Officer and Director)
William B. Dockser

/s/ H. William Willoughby   Director, President and           June 19, 1997
-------------------------   Secretary
H. William Willoughby

/s/ Garrett G. Carlson, Sr. Director                          June 19, 1997
---------------------------
Garrett G. Carlson, Sr.

/s/ Larry H. Dale           Director                         June 19, 1997
------------------------
Larry H. Dale

/s/ G. Richard Dunnells     Director                         June 19, 1997
------------------------
G. Richard Dunnells

/s/ Robert J. Merrick       Director                         June 19, 1997
-------------------------
Robert J. Merrick

/s/ Cynthia O. Azzara       Chief Financial Officer          June 19, 1997
-------------------------   (Principal Financial and
Cynthia O. Azzara            Accounting Officer)


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                             EXHIBIT INDEX


Exhibit No.                   Description of Exhibits
-----------                   ------------------------
Exhibit 4                     Registrant's Amended and Restated Stock
                              Option Plan for Key Employees

Exhibit 5                     Opinion of Swidler & Berlin, Chartered

Exhibit 23.1                  Consent of Swidler & Berlin, Chartered:
                              included in Exhibit 5

Exhibit 23.2                  Consent of Arthur Andersen LLP

Exhibit 24 Power of Attorney: included as part of the signature page to this Registration Statement

                              II-4